Exhibit 99.1

PennantPark Floating Rate Capital Ltd. Announces Monthly Distribution of $0.095 per Share

NEW YORK, NY -- (Marketwired - April 04, 2017) - PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ: PFLT) declares monthly distribution for April 2017 of $0.095 per share, payable on May 1, 2017 to stockholders of record as of April 19, 2017. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company's periodic report filed with the Securities and Exchange Commission.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com